GENENCOR INTERNATIONAL, INC. AND SUBSIDIARIES

                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



                    Entity                              State/Country of Incorporation
-----------------------------------------------      -------------------------------------

Genencor International,
Asia Pacific Pte Ltd.                                             Singapore

Genencor International, B.V.                                     Netherlands

Genencor International, B.V.B.A.                                   Belgium

Genencor International France S.A.R.L.                              France

Genencor International Indiana, Inc.                               Delaware

Genencor International Japan, Ltd.                                 Delaware

Genencor International Oy                                          Finland

Genencor International Vertriebs GmbH                              Germany

Genencor Latin America, S.R.L. and Genencor
International Argentina, S.R.L.                                   Argentina

Genencor Luxembourg  S.A.R.L.                                     Luxembourg

Genencor Mauritius, Ltd.                                          Mauritius

Genencor (Wuxi) Bio-Products Co., Ltd.                        Jiangsu Province,
                                                          Peoples Republic of China

Enzyme Bio-Systems Ltd.                                            Delaware


                                       66